UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 23, 2008
Warwick Valley Telephone Company
(Exact name of registrant as specified in its charter)

0-11174 (Commission File No.)	14-1160510 (I.R.S. Employer Identification No.)
New York
(State or other jurisdiction of incorporation or organization)
47 Main Street
Warwick, New York 10990
(845) 986-8080
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Duane W. Albro to the Board of Directors
     On May 23, 2008, the Board of Directors of Warwick Valley Telephone Company (the “Company”) appointed Duane W. Albro, the President and Chief Executive Officer of the Company, to fill the vacancy on the Board of Directors created by the death of Herbert Gareiss, Jr. Mr. Albro will serve for a term expiring at the 2009 annual meeting of shareholders. As a management employee of the Company, Mr. Albro is not eligible to receive any compensation for service as a director and it is not expected that he will serve as a member of any board committee. There is no arrangement or understanding between Mr. Albro and any other person pursuant to which he was appointed a director.
New Employment Agreements for Duane W. Albro and Kenneth H. Volz
     On May 30, 2008, the Company issued a press release announcing that the Company entered into new employment agreements with Duane W. Albro, its President and Chief Executive Officer on May 29, 2008 and Kenneth H. Volz, its Executive Vice President, Chief Financial Officer and Treasurer on May 28, 2008. The press release is attached as Exhibit 99.1 to this Form 8-K.
     Duane W. Albro
     Mr. Albro’s agreement is for a two year term commencing on May 2, 2008 and continuing until April 30, 2010. The agreement will renew automatically for successive one-year periods unless Mr. Albro or the Company gives written notice of nonrenewal to the other at least sixty days before the expiration of the initial term or any subsequent renewal period. Pursuant to the agreement, Mr. Albro will receive an annual base salary of $270,000 and is eligible to receive an annual cash bonus targeted at 50% of his base salary if certain Company financial performance metrics for 2008 are met. The financial performance metrics are based on forecasted revenues, EBITDA, net income and free cash flow. The annual cash bonus may increase the percentage of Mr. Albro’s total cash compensation tied to the Company’s financial performance.
     The Company will continue to provide Mr. Albro with a $2,000 per month housing and travel allowance for the term of the agreement. Mr. Albro is eligible to participate in, and receive, benefits made available by the Company such as its 401(k) saving plan, health and welfare plans, life insurance, and short-term and long-term disability plans.
     Mr. Albro’s agreement may be terminated at any time by the Company upon written notice to Mr. Albro and Mr. Albro may terminate the agreement at any time upon thirty days written notice to the Company. The agreement does allow for compensation and benefits dependent on the circumstances of the termination of employment. If Mr. Albro is terminated without cause not connected to a Change in Control of the Company, as defined in the agreement, then he will receive a lump sum payment in the amount of his annual base salary and targeted annual bonus, and continuation of his current benefits for one year. If Mr. Albro is terminated due to a Change in Control of the Company, then he will receive a lump sum payment in the amount of 150% of his annual base salary and targeted annual bonus, and continuation of his current benefits for one year. Also, if Mr. Albro is terminated due to a Change in Control of the Company, all of his unvested or restricted equity awards will accelerate and become immediately vested and unrestricted in full.
     Mr. Albro has been conditionally awarded 9,000 shares of restricted stock and a stock option to purchase 45,500 shares under The Warwick Valley Telephone Company 2008 Long-Term Incentive Plan (the “2008 Plan”), which was approved by the Company’s shareholders at the 2008 annual meeting and which is currently pending regulatory approval. Grants under the 2008 Plan are made at the sole discretion of the Compensation Committee of the Board of Directors. These awards replace the stock value appreciation bonus granted to Mr. Albro in 2007 and better align his long-term compensation directly to the Company’s stock performance.
     This agreement between Mr. Albro and the Company supersedes the prior employment agreement between them.
     Kenneth H. Volz
     Mr. Volz’s agreement is for a two year term commencing on June 4, 2008 and continuing until June 3, 2010. The agreement will renew automatically for successive one-year periods unless Mr. Volz or the Company gives written notice of nonrenewal to the other at least sixty days before the expiration of the initial term or any subsequent renewal period. Pursuant to the agreement, Mr. Volz will receive an annual base salary of $250,000 and is eligible to receive an annual cash bonus targeted at 50% of his base salary if certain Company financial performance metrics for 2008 are met. The financial performance metrics are based on forecasted revenues, EBITDA, net income and free cash flow.
     The Company will continue to provide Mr. Volz with a $4,800 per month housing and travel allowance for the term of the agreement. Mr. Volz is eligible to participate in, and receive, benefits made available by the Company such as its 401(k) saving plan, health and welfare plans, life insurance, and short-term and long-term disability plans.
     Mr. Volz’s agreement may be terminated at any time by the Company upon written notice to Mr. Volz and Mr. Volz may terminate the agreement at any time upon thirty days written notice to the Company. The agreement does allow for compensation and benefits dependent on the circumstances of the termination of employment. If Mr. Volz is terminated without cause not connected to a Change in Control of the Company, as defined in the agreement, then he will receive a lump sum payment in the amount of his annual base salary and targeted annual bonus, and continuation of his current benefits for one year. If Mr. Volz is terminated due to a Change in Control of the Company, then he will receive a lump sum payment in the amount of 150% of his annual base salary and his targeted annual bonus, and continuation of his current benefits for one year. Also, if Mr. Volz is terminated due to a Change in Control of the Company, all of his unvested or restricted equity awards will accelerate and become immediately vested and unrestricted in full.

     Mr. Volz has been conditionally awarded 5,000 shares of restricted stock and a stock option to purchase 25,000 shares under the 2008 Plan, which was approved by the Company’s shareholders at the 2008 annual meeting and which is currently pending regulatory approval. Grants under the 2008 Plan are made at the sole discretion of the Compensation Committee of the Board of Directors. These awards replace the stock value appreciation bonus granted to Mr. Volz in 2007 and better align his long-term compensation directly to the Company’s stock performance.
     This agreement between Mr. Volz and the Company supersedes the prior employment agreements between them.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits

Exhibit 99.1. Press release entitled, “Warwick Valley Telephone Company Renews Executive Officers’ Contracts and Appoints New Director,” dated May 30, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARWICK VALLEY TELEPHONE COMPANY
(Registrant)

Date: May 30, 2008	By: Name:	/s/ Joyce A. Stoeberl Joyce A. Stoeberl
	Title:	Vice President

Exhibit Index

Exhibit No.	Description

99.1	Press release entitled, “Warwick Valley Telephone Company Renews Executive Officers’ Contracts and Appoints New Director,” dated May 30, 2008.